For Immediate Release

                   SMART CHOICE AUTOMOTIVE GROUP ANNOUNCES
            COMPLETION OF SALE OF ITS ECKLER INDUSTRIES SUBSIDIARY

      Smart Choice Automotive Group, Inc. (NASDAQ: SMCH) ("Smart Choice"), a leading retailer of "dealer-financed" used cars in the Southeastern United States, announced today that it has completed the sale of its wholly owned subsidiary, Eckler Industries, Inc. ("Eckler's"), to Sun Automotive Partners L.P. Eckler's is a manufacturer and supplier of aftermarket Corvette parts and accessories.

      Gary R. Smith, President and CEO, stated that "proceeds from the sale would be used primarily to reduce debt and the remainder would be used for working capital purposes. It also allows our management team to focus on our primary business of selling and financing used cars and trucks throughout Florida to sub-prime borrowers."








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LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS IN THE MARKETPLACE,
COMPETITIVE FACTORS, RECEIVABLES PORTFOLIO RISKS, DEPENDENCE UPON THIRD-PARTY
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